SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [ ]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                   ----------

                             RALCORP HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

[Logo]

                             RALCORP HOLDINGS, INC.
                                800 Market Street
                            St. Louis, Missouri 63101

                                        December 19, 2002


Dear Ralcorp Shareholder:

      It is my pleasure to invite you to the 2003 Annual Meeting of Shareholders of Ralcorp Holdings, Inc. We will hold the meeting on Thursday, January 30, 2003, at 8:30 a.m. at the Gateway Center, One Gateway Drive, Collinsville, Illinois.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about Ralcorp.

      Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

      We are again offering shareholders the option of voting by telephone or via the Internet instead of mailing the proxy card. If you are interested, your enclosed proxy card tells you how.

      We look forward to seeing you on January 30, 2003.


                             /s/ Joe R. Micheletto

                                Joe R. Micheletto
                             Chief Executive Officer
                                  and President

                             RALCORP HOLDINGS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                        December 19, 2002


DEAR SHAREHOLDERS:

      The 2003 Annual Meeting of Shareholders of Ralcorp Holdings, Inc. will be held at the Gateway Center, One Gateway Drive, Collinsville, Illinois on Thursday, January 30, 2003, at 8:30 a.m.

      At our Annual Meeting, we will ask you to:

      o     Elect two directors; and

      o Transact any other business that may properly be presented at the Annual Meeting.

      If you were a shareholder of record at the close of business on November 21, 2002, you may vote at the Annual Meeting.

      This Proxy Statement, Notice of Annual Meeting of Shareholders and the enclosed proxy card along with Ralcorp's 2002 Annual Report to Shareholders are being distributed on or about December 19, 2002.

                                        By Order of the Board of Directors,

                                        /s/ Robert W. Lockwood

                                               Robert W. Lockwood
                                                    Secretary

                             RALCORP HOLDINGS, INC.

                             PROXY STATEMENT FOR THE
                       2003 ANNUAL MEETING OF SHAREHOLDERS

                   INFORMATION ABOUT ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

      We sent you this Proxy Statement and the enclosed proxy card because Ralcorp's Board of Directors is soliciting your proxy to vote at the 2003 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or, if you prefer, you may designate a proxy by telephone or on the Internet. The person you appoint as your proxy will then vote your shares as you have instructed.

Who is entitled to vote?

      Shareholders as of the close of business on November 21, 2002, are entitled to vote at the Annual Meeting. On this record date, there were 30,030,152 shares of Ralcorp Common Stock issued and outstanding.

On what am I voting?

      Two directors will be elected at this year's Annual Meeting to serve three-year terms. The Board has nominated Jack W. Goodall and Joe R. Micheletto whose current terms as directors will expire at our Annual Meeting. Messrs. Goodall and Micheletto have consented to serve for a new term. If either nominee should be unable to serve as a director, which we do not expect, proxies granting discretionary authority may be voted for any other person the Board nominates, unless the Board reduces the number of directors.

How many votes do I have?

      Each share of Ralcorp Common Stock that you own entitles you to one vote. Ralcorp shareholders do not have the right to vote cumulatively in electing directors.

How can I vote my shares?

      You can vote on matters presented at the Annual Meeting in two ways:

      By proxy--You can vote by signing, dating and returning the enclosed proxy card. If you do this, the persons named on the card as your proxies will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for Messrs. Goodall and Micheletto as directors, or you may withhold your vote which acts as a vote against such nominee or nominees. If you sign the card but do not indicate a specific choice, your shares will be voted "FOR" the election of Messrs. Goodall and Micheletto. If any other matter is presented, your proxies will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than the election of directors.

      In person--You can come to the Annual Meeting and cast your vote there. Please bring the admission ticket, which is included as a part of your proxy card. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on November 21, 2002, the record date for voting.

Can I vote by telephone or on the Internet?

      Yes. You can vote by telephone by calling toll-free 1-877-PRX-VOTE (1-877-779-8683) and by following the instructions given at that telephone number. You can vote on the Internet at http://www.eproxyvote.com/rah. If you vote by telephone or on the Internet, you should have your proxy card available when you begin voting. If you vote by telephone or on the Internet, you should not mail your proxy card. The Internet and telephone voting facilities will be available until midnight on January 29, 2003, the day before the Annual Meeting.

Can I still attend the Annual Meeting if I give my proxy?

      Yes.

How do I vote my Ralcorp Common Stock held in the Employee Savings Investment Plan?

      If you are both a registered shareholder of the Company and an employee participant in the Ralcorp Holdings, Inc. Savings Investment Plan, you will receive a single proxy card that covers shares of Ralcorp Common Stock credited to your plan account as well as shares of record registered in exactly the same name. Consequently, when you vote either by returning your proxy card or electronically, your vote will also serve as a voting instruction to the trustee of the Savings Investment Plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through the plan and we have not received your vote by January 24, 2003, the trustee will vote your shares in the same proportion as the shares that are voted on behalf of the other participants in the plan. The trustee will also vote unallocated shares of Ralcorp Common Stock held in the plan in direct proportion to the voting of allocated shares in the plan as to which voting instructions have been received, unless doing so would be inconsistent with the trustee's duties.

What constitutes a quorum?

      A majority of the outstanding shares entitled to vote at this Annual Meeting represented in person or by proxy will constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because they do not have the authority to do so. Shares represented by proxies that are marked "withheld" with respect to the election of any one or more of the nominees for election as directors will be counted as present in determining whether there is a quorum.

What vote is required to approve each proposal?

      If a quorum is present at our Annual Meeting, the following vote is required for approval:

      Election of Directors   A majority of the shares entitled to vote and present in person or by proxy
      (Proposal 1)            at the meeting must be voted "FOR" Messrs. Goodall and Micheletto.

      Other Matters           A majority of the shares entitled to vote and present in person or by proxy at the meeting must be voted "FOR" such other matter. However, the
                              Board does not know of any other matter that will be presented at this
                              Annual Meeting other than the election of directors.

      Shares represented by proxies that are marked "withheld" with respect to the election of a director or which are marked "abstain" with respect to other issues will be treated as shares present and entitled to vote. This will have the same effect as a vote against Messrs. Goodall and Micheletto or such other matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, the shares will not be considered as present and entitled to vote with respect to that matter.

May I revoke my proxy?

      If you give a proxy, you may revoke it at any time before your shares are voted. You may revoke your proxy in one of three ways:

      o Send in another proxy or vote again electronically after your original vote;

      o Notify Ralcorp's Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

      o     Vote in person at the Annual Meeting.

Are there other matters to be acted on at the Annual Meeting?

      Under the Company's Bylaws, no nominations or other business could properly be brought before the Annual Meeting by a shareholder unless the shareholder has given notice of their intention to do so by December 2, 2002. Since no notice was received by the Company by that date, no shareholder proposals will be considered at the Annual Meeting. The Company does not intend to submit any other matters to the shareholders for a vote. However, if a vote is taken on any procedural or other matter at the Annual Meeting, the shares represented by proxy will be voted in accordance with the judgment of the person or persons holding those proxies. In addition, the Company's Bylaws also provide that the Board shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate.

What are the costs of soliciting these proxies and who will pay them?

      The cost of the solicitation of proxies will be paid by Ralcorp. We hired Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $8,000, plus expenses. In addition to the use of the mail, solicitations may be made by regular employees of the Company, by telephone or personal contact. Ralcorp will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs reasonably incurred by them in sending proxy materials to the beneficial owners of Ralcorp's Common Stock.

Who are Ralcorp's outside accountants and will they attend the meeting?

      PricewaterhouseCoopers LLP acted as Ralcorp's independent accountants for fiscal year 2002 and has served in that capacity since 1994. The Board, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers as independent accountants for the current fiscal year. A representative of that firm will be present at the Annual Meeting, will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

What fees are paid to Ralcorp's outside accountants?

      In addition to performing the audit of Ralcorp's consolidated financial statements, PricewaterhouseCoopers provided various other services during fiscal year 2002. The aggregate fees billed for 2002 for each of the following categories of services are set forth below:

   Audit Fees (Review of the Company's 2002 Financial Statements)                     $348,933
   Financial Information Systems Design and Implementation Fees                       $      0
   All Other Fees (Includes other audit related services and non-audit services)      $218,157

      With regard to "All Other Fees" listed above, the Audit Committee has considered whether PricewaterhouseCoopers' services are compatible with maintaining its independence. In addition, the audit engagement was staffed primarily by PricewaterhouseCoopers' full-time, permanent employees.

                            PROXY STATEMENT PROPOSAL
                              ELECTION OF DIRECTORS
                            Proposal 1 on Proxy Card

What is the Board's proposal for the election of directors?

      The Board has nominated Jack W. Goodall and Joe R. Micheletto for re-election as directors to serve three-year terms. Both nominees have agreed to serve.

      Our Board is currently divided into three classes, with two classes consisting of two members and one class consisting of three members. Directors for each class are elected at the Annual Meeting of Shareholders held in the year in which the term for their class expires. Messrs. Goodall and Micheletto constitute the class whose terms expire at the 2003 Annual Meeting. As noted above, Messrs. Goodall and Micheletto have been nominated by the Board to serve another three-year term.

      If either nominee should be unable to serve as a director, which we do not expect, proxies granting discretionary authority may be voted "FOR" any other person the Board nominates, unless the Board reduces the number of directors. Other directors are not up for election this year and will continue in office for the remainder of their terms or until their death, resignation or removal.

      Biographical information on Messrs. Goodall and Micheletto, and the directors continuing in office, is set forth below. Directors' ages are as of December 31, 2002.

--------------------------------------------------------------------------------------------------------------

David R. Banks--Continuing in office--Term Expiring 2005

Age:                      65
Director Since:           May, 2001
Principal Occupation:     Chairman of the Board of Beverly Enterprises, Inc. (health care) since March, 1990.
Recent Business           Mr. Banks served as Chief Executive Officer of Beverly Enterprises, Inc. from May,
 Experience:              1989 to February, 2001.
Other Directorships:      Nationwide Health Properties, Inc.

--------------------------------------------------------------------------------------------------------------

Jack W. Goodall--Standing for election at this meeting for a term expiring 2006

Age:                      64
Director Since:           March, 1994
Recent Business           Mr. Goodall served as Chairman of the Board of Jack in the Box Inc. (restaurants)
 Experience:              from April, 1996 to February, 2001.
Other Directorships:      Rubio's Restaurants, Inc.

--------------------------------------------------------------------------------------------------------------

M. Darrell Ingram--Continuing in office--Term Expiring 2005

Age:                      70
Director Since:           May, 2001
Recent Business           Mr. Ingram served as Chairman of the Board of Red Fox Environmental Services, Inc.
 Experience:              (pollution control services) from July, 1993 to July, 1998.

--------------------------------------------------------------------------------------------------------------

David W. Kemper--Continuing in office--Term Expiring 2005

Age:                      52
Director Since:           October, 1994
Principal Occupation:     Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc. (bank holding company) since October, 1991.
Other Directorships:      Tower Properties Company

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

Richard A. Liddy--Continuing in office--Term Expiring 2004

Age:                      67
Director Since:           February, 2001
Recent Business           Mr. Liddy served as Chairman of the Board of GenAmerica Financial (financial and
 Experience:              insurance products) from September, 2000 to April, 2002. He also served as Chairman of the Board of Reinsurance Group of America from May, 1995 to April, 2002.
                          Mr. Liddy served as President of GenAmerica Financial from May, 1988 to September,
                          2000 and as Chief Executive Officer of General American Life Insurance Company
                          from May, 1992 to September, 2000.
Other Directorships:      Ameren Corporation, Brown Shoe Company, Inc. and Energizer Holdings, Inc.

--------------------------------------------------------------------------------------------------------------

Joe R. Micheletto--Standing for election at this meeting for a term expiring 2006

Age:                      66
Director Since:           January, 1994
Principal Occupation:     Chief Executive Officer and President of Ralcorp Holdings, Inc. since September, 1996.
Recent Business           Mr. Micheletto served as Co-Chief Executive Officer and Chief Financial Officer of
 Experience:              Ralcorp Holdings, Inc. from March, 1994 to September, 1996. He served as Chief
                          Executive Officer of Ralston Resorts from May, 1991 to January, 1997.
Other Directorships:      Energizer Holdings, Inc. and Vail Resorts, Inc.

--------------------------------------------------------------------------------------------------------------

William P. Stiritz, Chairman of the Board--Continuing in office--Term Expiring 2004

Age:                      68
Director Since:           January, 1994
Principal Occupation:     Chairman of the Board of Energizer Holdings, Inc. (batteries) and Chairman of the
                          Energizer Holdings, Inc. Management Strategy and Finance Committee since April,
                          2000. Mr. Stiritz also serves as Chairman and Partner of Westgate Group LLC (private equity investments) since September, 1998.
Recent Business           Mr. Stiritz served as Chairman of the Board of Ralston Purina Company from January,
 Experience:              1982 to December, 2001. He also served as Chairman of the Board, Chief Executive
                          Officer and President of Agribrands International, Inc. from April, 1998 to May, 2001.
                          Mr. Stiritz also served as Chief Executive Officer and President of Ralston Purina
                          Company from January, 1981 to September, 1997.
Other Directorships:      Ball Corporation, The May Department Stores Company and Vail Resorts, Inc.

--------------------------------------------------------------------------------------------------------------

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MESSRS. GOODALL AND MICHELETTO.

                       INFORMATION ON CERTAIN SHAREHOLDERS

Which shareholders own more than 5% of Ralcorp Common Stock?

      The following table shows, as of December 2, 2002, all persons we know to be "beneficial owners" of more than five percent of Ralcorp.(A)

                                                              Number of Shares         % of
             Name and Address                  Title of         Beneficially          Shares       Explanatory
           of Beneficial Owner                   Class              Owned          Outstanding        Notes
--------------------------------------------------------------------------------------------------------------
    Southeastern Asset Management, Inc.     Common Stock     2,193,900                  7.3%            (B)
    6410 Poplar Avenue, Suite 900
    Memphis, TN 38119

----------
(A) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Ralcorp Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(B) Southeastern Asset Management, Inc. shares voting and investment powers with respect to 2,018,400 shares with Longleaf Partners Small-Cap Fund, an open-end management investment company registered under the Investment Company Act of 1940. With respect to the remaining 175,500 shares, Southeastern has sole investment power. Of these 175,500 shares, Southeastern has sole voting power over 102,000 shares and no voting power with respect to 73,500 shares.

How much Ralcorp stock do directors and executive officers own?

      The following table shows, as of December 2, 2002, Ralcorp Common Stock beneficially owned by Ralcorp directors and executive officers under SEC rules. Except as noted, all such persons possess sole voting and investment powers with respect to the shares listed. An asterisk in the column listing the percentage of shares outstanding indicates the person owns less than 1% of the Common Stock as of December 2, 2002.

                                                       Number of Shares          % of
                     Directors                           Beneficially           Shares         Explanatory
               and Executive Officers                        Owned          Outstanding(A)        Notes
----------------------------------------------------------------------------------------------------------
   David R. Banks                                              1,000                *              (J)
   Jack W. Goodall                                            30,900                *              (J)
   M. Darrell Ingram                                           5,000                *              (J)
   David W. Kemper                                             9,000                *              (J)
   Richard A. Liddy                                           10,000                *              (B)(J)
   Joe R. Micheletto                                         184,155                *              (C)(K)
   William P. Stiritz                                        880,409              2.9%             (D)(J)
   Kevin J. Hunt                                              39,489                *              (E)(K)
   Robert W. Lockwood                                         49,691                *              (F)(K)
   James A. Nichols                                           39,020                *              (G)(K)
   David P. Skarie                                            23,803                *              (H)(K)
   All directors and executive officers as a group
     (14 persons)                                          1,318,347              4.4%             (I)(K)

----------
(A) For purposes of calculating the percentage of Shares Outstanding owned by each individual or the group, Shares Outstanding were deemed to be (i) shares actually outstanding on December 2, 2002, plus, in the case of each Named Executive Officer and of the group, (ii) shares attributable to stock options held by the officer or members of the group which could be exercised for Common Stock within 60 days after December 2, 2002.

(B)   These shares of Common Stock are owned by Mr. Liddy's wife.

(C) Includes 34,915 shares of Common Stock held under Ralcorp's Savings Investment Plan and 107,150 shares which are not presently owned but could be acquired within 60 days by the exercise of stock options. Excludes 308,850 shares which would be acquired upon Mr. Micheletto's death, disability or retirement.

(D) Includes 3,950 restricted shares as to which Mr. Stiritz presently has only voting power and 18,333 shares of Common Stock owned by Mr. Stiritz's wife.

(E) Includes 5,301 shares of Common Stock as to which Mr. Hunt shares voting and investment powers. Also includes 2,488 shares of Common Stock held under Ralcorp's Savings Investment Plan and 31,700 shares which are not presently owned but could be acquired within 60 days by the exercise of stock options.

(F) Includes 12,535 shares of Common Stock as to which Mr. Lockwood shares voting and investment powers. Also includes 4,906 shares of Common Stock held under Ralcorp's Savings Investment Plan and 32,250 shares which are not presently owned but could be acquired within 60 days by the exercise of stock options.

(G) Includes 520 shares of Common Stock held under Ralcorp's Savings Investment Plan and 14,500 shares which are not presently owned but could be acquired within 60 days by the exercise of stock options.

(H) Includes 8,487 shares of Common Stock as to which Mr. Skarie shares voting and investment powers. Also includes 3,316 shares of Common Stock held under Ralcorp's Savings Investment Plan and 12,000 shares which are not presently owned but could be acquired within 60 days by the exercise of stock options.

(I) With respect to all executive officers except those named in the above table: includes 2,628 shares of Common Stock held under Ralcorp's Savings Investment Plan and 41,250 shares which are not presently owned but could be acquired within 60 days by the exercise of stock options.

(J) Excludes shares under non-qualified stock option awards granted to non-management directors which do not vest within 60 days except in the event of the director's termination or retirement. Such totals are: Mr. Stiritz - 180,000 shares; Messrs. Banks, Goodall, Ingram, Kemper and Liddy
      - 17,500 shares each.

(K) Shares of Common Stock held in the Company's Savings Investment Plan are not directly allocated to individual participants but instead are held in a separate fund in which participants acquire units. The fund also holds varying amounts of cash and short-term investments. The number of shares of Common Stock reported as being held in the Savings Investment Plan with respect to the executive officers is an approximation of the number of shares in the fund allocable to each of the executive officers. The number of shares allocable to a participant in the fund will vary on a daily basis based upon the cash position of the fund and the market price of the Common Stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Did directors, executive officers and greater-than-10% stockholders comply with SEC beneficial ownership reporting requirements in 2002?

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and greater-than-10% stockholders to file reports with the SEC and the New York Stock Exchange on changes in their beneficial ownership of Ralcorp Common Stock and to provide Ralcorp with copies of the reports. Pursuant to the pre-existing program described below, on September 19, 2002 the Board approved stock option awards for non-management directors. These awards were authorized pursuant to the Company's Incentive Stock Plan, which provides in part that award recipients have no rights in any award until written evidence of the award has been delivered to the recipient. Based on that language, the Company's legal counsel concluded that the deadline for filing Form 4's relating to the transaction would be two days after delivery to the non-management directors of written stock option contracts and so advised the non-management directors. Upon further consideration, the Company's legal counsel has concluded that a more prudent approach would be to consider the September 19, 2002 Board meeting date as the grant date. Although Form 4 reports were filed by the Company's legal counsel as attorney-in-fact for each of the non-management directors on October 4, 2002 (before written stock option agreements were delivered to the non-management directors), under an interpretation that viewed the meeting date as the grant date, each non-management director would be considered to have one late filing relating to the option award.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

How many times did the Board meet in 2002?

      The Board currently has four regular meetings scheduled per year, and holds special meetings when necessary to review significant matters affecting the Company and to act upon matters requiring Board approval. The Board also occasionally acts by written consent in lieu of a meeting. During fiscal year 2002, there were four regular meetings, two special telephonic meetings and one action by consent of Board of Directors in lieu of a meeting.

How does Ralcorp compensate its directors?

      All directors, with the exception of Mr. Micheletto, receive an annual retainer of $20,000. They are also paid $1,000 for attending each regular or special Board meeting, committee meeting, telephonic meeting and consent to action without a meeting. Ralcorp also pays the premiums on directors' and officers' liability and travel accident insurance policies insuring directors. Mr. Micheletto receives no remuneration for his services as a director. An additional stock-based compensation program has also been approved for non-management directors. All awards vest at the director's termination or retirement. This program consists of the following:

      Chairman of the Board

      o Receives annual restricted stock grant with a fair market value of $50,000 in January
      o     Receives annual stock option grant of 10,000 shares in September

     Other Non-Management Directors

      o Receive a 10,000 share initial stock option grant for newly elected directors
      o     Receive annual stock option grant of 2,500 shares in September

      Ralcorp has a Deferred Compensation Plan for Non-Management Directors. Under this plan, any non-management director may elect to defer, with certain limitations, their retainer and fees until retirement or other termination of his directorship. Deferrals may be made in Common Stock equivalents in an Equity Option or may be made in cash under a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in the Equity Option receive a 331/3% Company matching contribution. All directors have elected to defer their retainer and fees.

      In May 2002, Mr. Banks, who served as Chairman of the Special Independent Committee of the Board to consider a possible strategic transaction, was awarded a $50,000 Chairman's fee. Mr. Banks deferred this fee into the Deferred Compensation Plan for Non-Management Directors.

What did the Special Independent Committee do and who were its members?

      The Special Independent Committee studied and considered a possible strategic transaction that was later abandoned. This Committee met one time in fiscal year 2002. Its members were Messrs. Banks, Goodall, Ingram and Kemper. Mr. Banks served as Committee Chairman.

Does the Board have any standing committees?

      Yes. The Board has three standing committees--an Audit Committee, an Executive Committee and a Nominating and Compensation Committee.

What does the Audit Committee do and who are its members?

      The Audit Committee consists of five non-management directors. It reviews auditing, accounting, financial reporting and internal control functions. The Audit Committee also recommends the Company's independent accountants and reviews their services. This Committee met four times (two of which were telephonic) in fiscal year

2002. Its members as of the date of this Proxy Statement are Messrs. Banks, Goodall, Ingram, Kemper and Liddy. Mr. Banks serves as Committee Chairman.

What does the Executive Committee do and who are its members?

      The Executive Committee consists of two directors and may exercise all of the authority of the Board in the management of the Company in the intervals between meetings of the Board. This Committee did not meet in fiscal year 2002. Its members as of the date of this Proxy Statement are Messrs. Micheletto and Stiritz. Mr. Stiritz serves as Committee Chairman.

What does the Nominating and Compensation Committee do and who are its members?

      The Nominating and Compensation Committee consists of six non-management directors. It recommends to the Board nominees for election as directors and executive officers of the Company. Additionally, it makes recommendations to the Board regarding election of directors to positions on committees of the Board and compensation and benefits for directors. The Nominating and Compensation Committee also sets the compensation of all executive officers and administers the Company's Deferred Compensation Plan for Key Employees and Incentive Stock Plan, including the granting of awards under the latter plan. It also reviews the competitiveness of management compensation and benefit programs and principal employee relations policies and procedures. This Committee met three times (one of which was telephonic) in fiscal year 2002. Its members as of the date of this Proxy Statement are Messrs. Banks, Goodall, Ingram, Kemper, Liddy and Stiritz. Mr. Goodall serves as Committee Chairman.

How does a shareholder nominate someone to be a director of Ralcorp?

      The Nominating and Compensation Committee will consider suggestions from shareholders regarding possible director candidates. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company.

Did each director attend at least 75% of its meetings?

      During fiscal year 2002, all directors attended 75% or more of the aggregate of the meetings of the Board and of the Board committees to which they were appointed.

                      INFORMATION ON EXECUTIVE COMPENSATION

How does Ralcorp compensate its officers?

      The following tables and narrative text discuss compensation paid in fiscal year 2002 to the Named Executive Officers, i.e., the Company's Chief Executive Officer and President and the Company's four other most highly compensated executive officers. This information is followed by the report of the Board's Nominating and Compensation Committee that describes the Committee's philosophy on executive compensation.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                                                                  Compensation
                                                    Annual Compensation             (Awards)
                                           ------------------------------------  -------------
                                                                                   Securities
                                                                   Other Annual    Underlying    All Other
                                                                   Compensation     Options     Compensation
Name & Principal Position            Year   Salary($)   Bonus($)        ($)           (#)          ($)(1)
-------------------------           ------ ----------- ----------  ------------  -------------  ------------
J. R. Micheletto                     2002   $590,000    $627,700      $21,247        70,000       $24,100
Chief Executive Officer              2001   $570,000    $463,500      $11,149        75,000       $24,975
and President                        2000   $475,000    $400,000      $10,099             0       $27,438

K. J. Hunt                           2002   $216,300    $120,000      $ 1,288        30,000       $10,449
Vice President; and                  2001   $210,000    $115,500      $   307        28,000       $10,115
President, Bremner, Inc.             2000   $192,500    $115,500      $   708             0       $ 8,858

R. W. Lockwood                       2002   $226,500    $120,500      $     0        22,000       $ 6,958
Vice President, General Counsel      2001   $220,500    $113,000      $   396        23,000       $ 6,877
and Secretary                        2000   $210,000    $110,000      $ 1,486             0       $33,800

J. A. Nichols                        2002   $237,100    $124,400      $     0        29,000       $ 9,944
Vice President; and President,       2001   $230,200    $115,500      $ 1,158        27,000       $10,493
Ralston Foods                        2000   $208,500    $126,800      $ 4,516             0       $24,181

D. P. Skarie                         2002   $210,000    $137,000      $     0        30,000       $10,335
Vice President; and President,       2001   $197,200    $115,600      $   668        28,000       $ 7,309
The Carriage House Companies, Inc.   2000   $179,240    $ 98,600      $ 2,034             0       $24,899
and Nutcracker Brands, Inc.

----------
(1) The amounts shown in this column for fiscal year 2002 consist of Company matching contributions or accruals to the Company's Savings Investment Plan and Executive Savings Investment Plan.

Stock Options

      The following table sets forth stock option grants to the Named Executive Officers during fiscal year 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Grant Date
                                              Individual Grants                             Value
                        -------------------------------------------------------------   ------------
                           Number of        % of Total
                           Securities         Options        Exercise
                           Underlying       Granted to       or Base                     Grant Date
                            Options        Employees in       Price       Expiration       Present
                         Granted(#)(1)      Fiscal Year       ($/Sh)         Date        Value($)(2)
Name                    ---------------   --------------   -----------   ------------   ------------
   J. R. Micheletto         70,000            14.9%           $25.09      1/30/2012       $862,776
   K. J. Hunt               30,000             6.4%           $25.09      1/30/2012       $369,761
   R. W. Lockwood           22,000             4.7%           $25.09      1/30/2012       $271,158
   J. A. Nichols            29,000             6.2%           $25.09      1/30/2012       $357,436
   D. P. Skarie             30,000             6.4%           $25.09      1/30/2012       $369,761

----------
(1) 25% of the total shares become exercisable on January 31 of 2005, 2006, 2007 and 2008.

(2) Grant date valuation amounts were determined by application of the Black-Scholes valuation method. Assumptions used were as follows: (i) interest rate equals the interpolated Treasury rate for the applicable maturity on the grant date; (ii) dividend yield continues as 0%; (iii) expected volatility at grant date equals 37.2%; and (iv) expected exercise date equals the midpoint between the date exercisable and the expiration date.

      The following table sets forth aggregated option exercises in the last fiscal year and fiscal year-end option values. The Company has never granted Stock Appreciation Rights.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                          Number of Securities
                                                               Underlying               Value of Unexercised
                                                         Unexercised Options at             In-the-Money
                                                                FY-End(#)               Options at FY-End($)
                                                      ----------------------------- ----------------------------
                       Shares Acquired      Value
                        on Exercise(#)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
Name                  ----------------- ------------- ------------- --------------- ------------- --------------
   J. R. Micheletto              0         $      0      107,150        308,850        $764,765     $1,303,593
   K. J. Hunt                7,500         $ 76,838       31,700        119,800        $237,859     $  502,134
   R. W. Lockwood                0         $      0       32,250         95,750        $236,317     $  411,866
   J. A. Nichols            24,700         $393,773       14,500        117,800        $ 78,415     $  499,364
   D. P. Skarie             20,250         $320,549       12,000        108,750        $ 65,006     $  425,716

Compensation Pursuant to Plans

      During fiscal year 2002, Ralcorp maintained certain plans that provided benefits to executive officers and other employees of the Company. Descriptions of some of those plans follow. The descriptions provided are in summary form and are contained in this Proxy Statement solely in order to meet SEC requirements regarding disclosure of the compensation of the Named Executive Officers and should not be used for any other purpose.

  Severance and Other Agreements

      The Company has Management Continuity Agreements with the Named Executive Officers. The agreements provide severance compensation to each covered executive officer in the event of the officer's voluntary or involuntary termination after a change-in-control of the Company. The compensation provided would be in the form of a lump sum payment equal to the present value of continuing the executive officer's salary and bonus for a specified period following the executive officer's termination of employment, the continuation of other executive benefits for the same period, and certain pension bridging payments. The initial applicable period is two years (three years in the case of the CEO) in the event of an involuntary termination of employment (including a constructive termination) and one year in the event of a voluntary termination of employment. These periods are subject to reduction for each complete year the executive officer remains employed following the change-in-control. No payments would be made if the executive officer's termination is due to death, disability or normal retirement, or is "for cause", nor would any payments continue beyond the executive officer's normal retirement date. Contracts governing stock options provide that upon a change-in-control of the Company, any unexercised, unvested, unearned or unpaid shares become 100% vested. The agreements provide that executives with a Management Continuity Agreement be indemnified from any tax under Section 4999 and Section 280G of the Internal Revenue Code of 1986, as amended, that is attributable to a parachute payment under the Code and any tax upon the payment of such indemnification amounts.

      On May 23, 2002, Joe R. Micheletto, a Director and the Company's Chief Executive Officer and President, and the Company entered into an agreement whereby Mr. Micheletto would be paid the cash value of 100,000 shares of Company Common Stock if he remained employed with the Company through December 31, 2002. The value of the shares is to be determined based on the average of the closing price of the Company's Common Stock on the New York Stock Exchange for the ten trading days prior to December 31, 2002. The payment for the cash is to be made on January 15, 2003. In the event Mr. Micheletto's employment is terminated by the Company prior to December 31, 2002, the cash value is measured by the value of the shares for the ten trading days prior to his termination.

  Retirement Plan

      The Ralcorp Holdings, Inc. Retirement Plan may provide pension benefits in the future to the Named Executive Officers. Certain regular U.S. employees having one year of service with the Company or certain Company subsidiaries are eligible to participate in the Retirement Plan. Employees become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.

      Annual benefits are computed by multiplying the participant's Final Average Earnings (average of participant's five highest consecutive annual earnings during ten years prior to retirement or earlier termination) by the product of 1.5% times the participant's years of service (to a maximum of 40 years) and by subtracting from that amount up to one half of the participant's primary social security benefit at retirement (with the actual amount of offset determined by age and years of service at retirement).

      The following table shows the estimated annual retirement benefits that would be payable from the Retirement Plan to salaried employees, including the Named Executive Officers, assuming age 65 retirement. To the extent an employee's compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the subtraction of social security benefits as described above.

                               PENSION PLAN TABLE

  Remuneration                                     Years of Service
 (Final Average   -------------------------------------------------------------------------------
   Earnings)          15           20            25            30            35            40
---------------   ----------   ----------   -----------   -----------   -----------   -----------
  $  300,000       $ 67,500     $ 90,000     $112,500      $135,000      $157,500      $180,000
  $  400,000       $ 90,000     $120,000     $150,000      $180,000      $210,000      $240,000
  $  500,000       $112,500     $150,000     $187,500      $225,000      $262,500      $300,000
  $  600,000       $135,000     $180,000     $225,000      $270,000      $315,000      $360,000
  $  700,000       $157,500     $210,000     $262,500      $315,000      $367,500      $420,000
  $  800,000       $180,000     $240,000     $300,000      $360,000      $420,000      $480,000
  $  900,000       $202,500     $270,000     $337,500      $405,000      $472,500      $540,000
  $1,000,000       $225,000     $300,000     $375,000      $450,000      $525,000      $600,000
  $1,100,000       $247,500     $330,000     $412,500      $495,000      $577,500      $660,000
  $1,200,000       $270,000     $360,000     $450,000      $540,000      $630,000      $720,000
  $1,300,000       $292,500     $390,000     $487,500      $585,000      $682,500      $780,000
  $1,400,000       $315,000     $420,000     $525,000      $630,000      $735,000      $840,000
  $1,500,000       $337,500     $450,000     $562,500      $675,000      $787,500      $900,000

      For the purpose of calculating retirement benefits, the Named Executive Officers had, as of September 30, 2002 the following years of credited service, calculated to the nearest year: Mr. Micheletto--40 years; Mr. Hunt-- 17 years; Mr. Lockwood--26 years; Mr. Nichols--27 years; and Mr. Skarie--17 years. Credited service includes service with Ralston Purina Company, the Company's former parent corporation. Earnings used in calculating benefits under the Retirement Plan and any unfunded supplemental retirement plan previously described are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 10.

  Other Benefit Plans

      Beneficiaries of eligible retired executive officers will be provided a death benefit in an amount equal to 50% of the earnings recognized under the Company's benefit plans for the executive officer during the last full year of employment. This benefit is not presently insured or funded.

      In addition, the Executive Long-Term Disability Plan would provide benefits to its corporate officers, including certain executive officers, in the event they become disabled. The Long-Term Disability Plan, which is available to certain regular employees of the Company and in which officers must participate at their own expense in order to be eligible for the Executive Long-Term Disability Plan, imposes a limit of $10,000 per month (60% of a maximum annual salary of $200,000) on the amount paid to a disabled employee. The Executive Long-Term Disability Plan will provide a supplemental benefit equal to 60% of the difference between the executive officer's previous year's earnings recognized under the Company's benefit plans and $200,000, with appropriate taxes withheld. This benefit is not presently insured or funded.

--------------------------------------------------------------------------------

                      NOMINATING AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      The Nominating and Compensation Committee consists entirely of non-management directors. It approves direct and indirect compensation of all executive officers and administers, and makes awards under the Company's existing Incentive Stock Plan which was approved by shareholders. Stock-based awards such as stock options and restricted stock may be granted under that Plan to officers and other key employees of the Company.

Compensation Philosophy

      The Company's executive compensation program is designed to provide total compensation that can attract, retain and motivate key employees. The Committee's intent is to provide overall cash compensation packages that have a greater "at risk" element than competitive norms, i.e., salaries below industry medians and performance-based bonuses which may permit recipients to achieve total cash compensation packages exceeding medians. The Committee generally reviews executive officer compensation including salaries, bonuses and any long-term compensation such as stock options each September near the end of the Company's fiscal year.

Salaries

      The Committee establishes the salaries for executive officers based on its assessment of each individual's responsibilities, experience, individual performance and contribution to the Company's performance. The Committee also takes into account compensation data from other companies; historical compensation levels at the Company; the competitive environment for attracting and retaining executives; and, in the case of executive officers other than Mr. Micheletto, the recommendation of Mr. Micheletto. The Company attempts to set base salary levels at or below the median level for executives holding positions of similar responsibility and complexity at corporations as reflected in published surveys. The salaries for Named Executive Officers are set forth in the Summary Compensation Table on page 10.

Bonuses

      On September 19, 2002, the Committee awarded bonuses to the Named Executive Officers for the Company's 2002 fiscal year. The amount of each bonus was based on the officer's total compensation package including salary, bonus and stock options; the financial performance of the officer's business unit relative to the business plan (including such measures as sales volume, revenues, costs, cash flow and operating profit); Company financial performance (including the measures of business unit performance listed above and, in addition, earnings per share, return on equity and total return to the shareholders); the officer's individual performance (including the quality of strategic plans, organizational and management development, participation in evaluations of potential acquisitions and similar manifestations of individual performance); the business environment for the officer's business unit; and, in the case of officers other than Mr. Micheletto, the recommendations of Mr. Micheletto. The recommendations of Mr. Micheletto were, in turn, based on bonus targets (as a percent of salary) set prior to the beginning of the fiscal year.

      Although the foregoing factors were weighed heavily by the Committee, individual bonuses and the total bonus pool were not based on application of a strict numerical formula developed prior to the fiscal year but were based on the Committee's exercise of subjective judgment and discretion in light of the quantitative and qualitative factors listed above. Mr. Micheletto's bonus was based on the Committee's general assessment of the factors described above and in particular, his leadership in the Lofthouse Foods acquisition.

Long-Term Compensation

      Long-term compensation currently consists of stock options which entitle the recipient to purchase a specified number of shares of the Company's Common Stock after a specified period of time at an option price which is ordinarily equal to the fair market value of the Common Stock at the time of grant. They provide executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive's compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

benefited from an appreciation in the value of the Common Stock. In addition, since the options "vest" serially over a period of time after the date of grant, they enhance the ability of the Company to retain the executive while encouraging the executive to take a longer-term view on decisions impacting the Company.

Chief Executive Officer's Employment Contract

      On May 23, 2002, the Nominating and Compensation Committee approved the terms of an agreement with Mr. Micheletto. The purpose of the agreement was to encourage Mr. Micheletto to focus on examining strategic options for the Company and identifying his successor as Chief Executive Officer.

      The agreement does not provide a date for termination of Mr. Micheletto's employment, but does provide that if he is terminated by the Committee as Chief Executive Officer prior to December 31, 2002 he would continue serving as an employee-consultant at the same rate of pay and with the same benefits until December 31, 2002.

      The agreement also provides that Mr. Micheletto would be entitled to a cash payment in a maximum amount equal to the market value of 100,000 shares of the Company's Common Stock. The market value would be the average of the closing prices of the Common Stock on the New York Stock Exchange for the ten trading days prior to his termination. If Mr. Micheletto serves until December 31, 2002, or he is sooner terminated by the Committee, he would be entitled to the maximum amount. Payment would be made on January 15, 2003.

Deductibility of Certain Executive Compensation

      A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per person, per year for the Chief Executive Officer and the next four highest-paid executives. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may, in the exercise of its judgment, approve payment of compensation from time to time that may not be fully deductible. The Committee believes this flexibility will enable it to respond to changing business conditions, or to an executive's exceptional individual performance. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

      J. W. Goodall--Chairman     M. D. Ingram     R. A. Liddy
      D. R. Banks                 D. W. Kemper     W. P. Stiritz


--------------------------------------------------------------------------------

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Kemper is Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc. which was one of six banks that participated in the Company's committed credit facility that terminated on October 16, 2001. Commerce Bancshares' lending commitment under that facility was limited to $16 million out of a total syndicate commitment of $125 million. In addition, Commerce Bancshares was one of eight banks that participated in the Company's new credit facility during the fiscal year. The new credit facility was effective October 16, 2001. Commerce Bancshares' lending commitment under that facility was limited to $25 million out of a total syndicate commitment of $275 million. In addition, the Company also had an uncommitted line of credit with Commerce Bancshares in an amount not exceeding $8 million, through October 16, 2001. During the fiscal year, the Company paid Commerce approximately $480,000 in interest under the three arrangements.

--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Company's Board of Directors consists entirely of non-employee directors who are independent, as defined in Sections 303.01(B)(2)(a) and 303.01(B)(3) of the New York Stock Exchange Listing Standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

      Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The independent accountants also assist the Company implementing its internal controls. The Committee's responsibility is to monitor and oversee these processes.

      With respect to the Company's audited financial statements for the Company's fiscal year ended September 30, 2002, management of the Company has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented.

      The Audit Committee has received the written disclosures from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers with members of that firm.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2002 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

      D. R. Banks--Chairman     M. D. Ingram     R. A. Liddy
      J. W. Goodall             D. W. Kemper

--------------------------------------------------------------------------------

                               OTHER TRANSACTIONS

      On May 23, 2002, the Board of Directors decided to sell several condominiums and a house in Keystone, Colorado that the Company retained when it sold the ski resort business in 1997. On that same date, the Board, with Mr. Stiritz abstaining, approved the sale of the house to Mr. Stiritz at its appraised value less real estate broker commissions avoided since no broker was used in the transaction. The value was determined by using two appraisals. The appraisals were made by two independent appraisers who were certified as Residential Appraisers by the State of Colorado. The price determined pursuant to the appraisals less avoided commissions was $1,286,625. The value of the furnishings in the house was appraised at $20,550 by an independent furniture appraiser. Mr. Stiritz bought the furnishings for the appraised value. The sale to Mr. Stiritz was completed in November, 2002.

              COMPARATIVE INFORMATION ON THE COMPANY'S PERFORMANCE

How does Ralcorp compare with other companies in return on a shareholder's investment?

      The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Nominating and Compensation Committee Report on Executive Compensation and the Audit Committee Report both of which are set forth above shall not be incorporated by reference into any such filings.

      Set forth below is a line graph comparing the cumulative total shareholder return for Ralcorp's Common Stock with the cumulative total return of the stocks in the Russell 2000 and Russell 2000 Consumer Staples Indices.

[THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

    Comparison of Total Return on $100.00 invested in Ralcorp Holdings, Inc.
      Common Stock on September 30, 1997 vs. Russell 2000 and Russell 2000
                            Consumer Staples Indices

            Ralcorp   Russell 2000 Index   Russell 2000 Consumer Staples Index
            -------   ------------------   -----------------------------------
9/30/1997   $100.00        $100.00                  $100.00
9/30/1998   $ 74.92        $ 81.28                  $ 91.85
9/30/1999   $ 94.65        $ 96.60                  $ 89.43
9/30/2000   $ 75.59        $118.77                  $ 88.36
9/30/2001   $104.13        $ 94.80                  $116.81
9/30/2002   $113.82        $ 86.78                  $105.78

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

How do I make a proposal for the 2004 Annual Meeting?

      Under the Company's Bylaws, shareholders who desire to nominate a director or present any other business at an Annual Meeting of Shareholders must follow certain procedures. Generally, to be considered at the 2004 Annual Meeting of Shareholders, a shareholder nomination or proposal not to be included in the Proxy Statement and Notice of Meeting must be received by the Company's Secretary between November 1, 2003 and December 1, 2003. However, if the shareholder desires that the proposal be included in the Company's Proxy Statement and Notice of Meeting for the 2004 Annual Meeting of Shareholders then it must be received by the Secretary of the Company no later than August 21, 2003 and must also comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the Bylaws will be furnished to any shareholder without charge upon written request to the Company's Secretary.

                                          By Order of the Board of Directors,

                                        /s/ Robert W. Lockwood

                                               Robert W. Lockwood
                                                    Secretary

December 19, 2002


0406 RFG

                                   IMPORTANT
                       PLEASE VOTE YOUR PROXY CARD TODAY!
       YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

       IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
          PLEASE CONTACT THE COMPANY'S SHAREHOLDER SERVICES DEPARTMENT
                     AT (314) 877-7046 PRIOR TO THE MEETING.

                                  DETACH HERE                             ZRLCC2


                                     PROXY

                             RALCORP HOLDINGS, INC.

[LOGO]

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 30, 2003 AT 8:30 A.M.
           GATEWAY CENTER, ONE GATEWAY DRIVE, COLLINSVILLE, ILLINOIS

     The undersigned appoints J. R. Micheletto and R. W. Lockwood, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Ralcorp Holdings, Inc. to be held on January 30, 2003, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side all shares of Common Stock of the Company which the undersigned is entitled to vote.

     Trustee's Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned's account under the Ralcorp Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

P
R
O
X
Y


               IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD.
            RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
                             NO POSTAGE NECESSARY.

-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
-----------                                                         -----------

RALCORP HOLDINGS, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                                ADMISSION TICKET

                    FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
             PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

                             RALCORP HOLDINGS, INC.

                      2003 ANNUAL MEETING OF SHAREHOLDERS

                                 GATEWAY CENTER
                   ONE GATEWAY DRIVE, COLLINSVILLE, ILLINOIS
                    THURSDAY, JANUARY 30, 2003 AT 8:30 A.M.

             SIGNATURE _____________________________________________

-----------------
Vote by Telephone
-----------------
It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

-------------------------------------------------------------------------------
Follow these four easy steps:

1. Read the accompanying Proxy Statement and
   Proxy Card.

2. Call the toll-free number
   1-877-PRX-VOTE (1-877-779-8683).

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.
-------------------------------------------------------------------------------
Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
Vote by Internet
----------------
It's fast, convenient, and your vote is immediately confirmed and posted.

-------------------------------------------------------------------------------
Follow these four easy steps:

1. Read the accompanying Proxy Statement and
   Proxy Card.

2. Go to the Website
   http://www.eproxyvote.com/rah

3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.
-------------------------------------------------------------------------------
Your vote is important!
Go to http://www.eproxyvote.com/rah anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

      The Internet and telephone voting facilities will be available until midnight on January 29, 2003, the day before the Annual Meeting.

                                  DETACH HERE                             ZRLCC1


--- Please mark
 X  vote as in
--- this example.

The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR ALL NOMINEES LISTED BELOW.

           -----------------------------------------------------------
               The Board of Directors recommends a vote "FOR" all
                       nominees for election as directors.
           -----------------------------------------------------------

1. Election of Directors.
   Nominees: (01) Jack W. Goodall and (02) Joe R. Micheletto

         FOR    ---            ---  WITHHELD
         BOTH  |   |          |   | FROM BOTH
       NOMINEES ---            ---  NOMINEES

 ---
|   |
 ---  ---------------------------------------
      For both nominees except as noted above

                                                              ---
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                |   |
                                                              ---

ANNUAL REPORT                                                 ---
MARK HERE TO DISCONTINUE ANNUAL REPORT MAILING FOR           |   |
THIS ACCOUNT (FOR MULTIPLE ACCOUNT HOLDERS ONLY)              ---

ANNUAL MEETING                                                ---
MARK HERE IF YOU PLAN TO ATTEND THE MEETING                  |   |
                                                              ---

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: ________________ Date: ______ Signature:________________ Date: _____